Exhibit 10.5

SECOND AMENDATORY AGREEMENT

TO CHANGE IN CONTROL AGREEMENT

THIS SECOND AMENDATORY AGREEMENT (the “Amendatory Agreement”) is made and entered into as of the 31st day of December, 2008, by and among Lakeland Bancorp, Inc. (the “Holding Company”), a New Jersey corporation which maintains its principal office at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438; Lakeland Bank (the “Bank”), a New Jersey chartered commercial bank, with an office at 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (the Holding Company and the Bank are collectively referred to herein as the “Company”); and Robert A. Vandenbergh (the “Executive”).

WHEREAS, as of March 1, 2001, the Company and the Executive entered into a Change in Control Agreement (the “Agreement”) which provides for certain terms and conditions of the Executive’s employment in the event of a “Change in Control” (as defined therein); and

WHEREAS, the Agreement was amended in certain respects as of March 10, 2003; and

WHEREAS, the Company and the Executive mutually desire to amend the Agreement to conform its terms with final regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and value consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Executive mutually agree as follows:

1. Section 5 of the Agreement is hereby amended by adding a new paragraph at the end of such section that reads, in its entirety, as follows:

“All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code (as defined in Section 14 below), including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.”

2. Section 9 of the Agreement is hereby amended as follows:

A. The following proviso is hereby added to the second-to-last sentence of the first paragraph of Section 9 that reads, in its entirety, as follows:

“; provided, that such insurance coverage shall be provided only to the extent permitted under the terms and conditions of the Company’s employee benefit plans.”

B. The following proviso is hereby added to the last sentence of the first paragraph of Section 9 that reads, in its entirety, as follows:

“; provided, that the Executive exercises such right within 10 days of his termination of employment and completes the purchase transaction within 30 days of his termination of employment.”

C. The following is hereby added as a new paragraph at the end of Section 9 that reads, in its entirety, as follows:

“The Lump Sum Payment is intended to be administered and interpreted in a manner such that it shall not be subject to “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. Notwithstanding any provision of this Agreement to the contrary, if and to the extent necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” the Lump Sum Payment shall be paid on the first business day of the seventh month following the Executive’s separation from service with the Company, and shall be paid together with interest accrued during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination. Notwithstanding provision of this Agreement to the contrary, the Executive shall not be considered to have terminated employment with the Company for purposes of this Section 9 unless he would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).”

3. The Executive further acknowledges that, while the purpose of this Amendatory Agreement is to conform the Agreement to the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, any tax liability incurred by the Executive under Section 409A of the Code is solely the responsibility of the Executive.

4. Except as amended herein, the Agreement shall remain in full force and effect and is hereby ratified by the parties thereto.

IN WITNESS WHEREOF, the Company has caused this Amendatory Agreement to be signed by its duly authorized representative pursuant to the authority of the respective Boards of Directors, and the Executive has personally executed this Amendatory Agreement, all as of the date first above written.

LAKELAND BANCORP, INC.

	By:	/s/ Thomas J. Shara
Thomas J. Shara
President and CEO

Dated: December 23, 2008

LAKELAND BANK

	By:	/s/ Thomas J. Shara
Thomas J. Shara
President and CEO

Dated: December 23, 2008

/s/ Robert A. Vandenbergh
ROBERT A. VANDENBERGH

Dated: December 23, 2008